EXHIBIT 10.16.2

MONSANTO COMPANY LONG-TERM INCENTIVE PLAN

Management
Terms and Conditions
of this Nonqualified Option Grant

You have received a Non-Qualified Option (the “Option”) under the Monsanto Company Long-Term Incentive Plan (the “Plan”). The Grant Date, the number of Shares covered by the Option, and the Exercise Price are set forth in the document you have received entitled “Stock Option Statement.” The Stock Option Statement and these terms and conditions collectively constitute the Award Certificate for the Option, and describe the provisions applicable to the Option. This Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

     1. Definitions. Each capitalized term not otherwise defined herein has the meaning set forth in the Plan or, if not defined in the Plan, in the attached Stock Option Statement. The “Company” means Monsanto Company, a Delaware corporation incorporated February 9, 2000.

     2. Exercisability. (a) The Option shall vest in accordance with the following schedule.

Vesting Date	Shares to Vest
33%
33%
Remaining unvested portion

     (b) Except as otherwise provided in the Plan, the Option may be exercised at any time after it vests and before its term expires or it is sooner forfeited as provided in Sections 3 and 4 below.

     3. Term. The term of the Option shall expire on the tenth anniversary of the Grant Date.

     4. Retirement, Disability, Death or Other Termination of Service; Transfer. If you experience a Termination of Service for any reason before the first anniversary of the Grant Date, the Option shall be forfeited. If you experience a Termination of Service after the first anniversary of the Grant Date, including, without limitation, by reason of Retirement, death, or Disability, the Option shall vest and remain exercisable (or be forfeited) to the extent provided in this Section 4.

        (a) Retirement. If you experience a Termination of Service as a result of Retirement after the first anniversary of the Grant Date, the Option shall become fully vested and shall remain exercisable until the earlier of the fifth anniversary of the date of your Termination of Service or the tenth anniversary of the Grant Date, and then shall be forfeited to the extent not exercised. For purposes of this Award Certificate, “Retirement” means a Termination of Service for any reason other than a Termination for Cause on or after your 50th birthday.

        (b) Death or Disability. If you experience a Termination of Service as a result of death or Disability after the first anniversary of the Grant Date, the Option shall become fully vested and shall remain exercisable until the earlier of the first anniversary of the date of your Termination of Service or the tenth anniversary of the Grant Date, and then shall be forfeited to the extent not exercised.

        (c) Termination for Cause. If you experience a Termination for Cause, the Option, whether vested or not, shall immediately be forfeited.

        (d) Voluntary Termination. If you experience a voluntary Termination of Service, then, to the extent the Option is vested on the date of your Termination of Service, it shall remain exercisable until the earlier of the 90th day after the date of your Termination of Service or the tenth anniversary of the Grant Date, and then shall be forfeited to the extent not exercised. Any portion of the Option that is not vested on the date of your Termination of Service shall be forfeited upon your Termination of Service.

        (e) Involuntary Termination Other Than for Cause. If you experience an involuntary Termination of Service, other than a Termination for Cause, after the first anniversary of the Grant Date, the option shall become fully vested and shall remain exercisable until the earlier of the first anniversary of the date of your Termination of Service or the tenth anniversary of the Grant Date, and then shall be forfeited to the extent not exercised.

     5. Exercise Procedures.

        (a) You may exercise the Option at any time the Option has vested and become exercisable by giving notice to the Company specifying the number of Shares for which the Option is being exercised. The notice shall be provided to the Company’s Designated Administrator, in a manner set forth by the Company or the Designated Administrator for this purpose. The “Designated Administrator” is the person or entity most recently specified by the Company as such for purposes of the Plan.

        (b) The purchase price for the Shares for which the Option is being exercised shall be paid in full at the time of exercise and any other information required by the Committee shall be provided at that time. The purchase price shall be paid (i) in cash or by check, (ii) by tendering to the Designated Administrator whole Shares (but not fewer than 100 Shares), valued at their Fair Market Value on the date of exercise, or (iii) by any other method designated by the Committee. The Committee may require payment in a particular or different method in order to comply with applicable law. If any Shares you wish to use to pay the Exercise Price of the Option were acquired pursuant to the exercise of a stock option or were otherwise granted by the Company, such Shares may be used to exercise the Option only after they have been held by you for at least six months (or any other period required by the Committee).

     6. Withholding. In order for Shares to be delivered when you exercise the Option, you must make arrangements satisfactory to the Company for the payment of any taxes required to be paid or withheld in connection with the exercise of the Option. No more than the minimum required withholding will be permitted in the form of Shares. While the Company reserves the right to modify the methods of tax withholding that it deems acceptable, as of the time that this Award Certificate is being delivered to you, tax withholding may be satisfied by (i) cash or check, (ii)

delivery of previously owned Shares, or (iii) retention, sale to a third party or cancellation by the Company of Shares otherwise deliverable upon the Option exercise.

     7. Nontransferability. The Option is not transferable by you other than upon death by will, the laws of descent and distribution, or written designation of a beneficiary. The Option is exercisable, during your lifetime, only by you (or by your guardian or legal representative). Any person who holds the Option is subject to the terms and conditions of this Award Certificate. No transfer of the Option shall be effective to bind the Company unless the Company has been furnished with written notice of the transfer and appropriate evidence to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of this Award Certificate.

     8. No Right to Continued Employment or Service. This Award Certificate shall not limit or restrict the right of the Company or any Affiliate to terminate your employment or service at any time or for any reason.

     9. Effect of Award Certificate; Severability. This Award Certificate shall be binding upon and shall inure to the benefit of any successor of the Company and the person or entity to whom the Option may have been transferred by will, the laws of descent and distribution or beneficiary designation. The invalidity or enforceability of any provision of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate.

     10. Amendment. The terms and conditions of this Award Certificate may not be amended in a manner adverse to you without your consent.

     11. Discretionary Nature of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants of stock options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of stock options, vesting provisions, and the exercise price.

     12. Plan Interpretation. This Award Certificate is subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated into this Award Certificate as provisions of this Option. If there is a conflict between the provisions of this Award Certificate and the Plan, the provisions of the Plan (including, without limitation, those setting forth the consequences of a Change of Control) govern. If there is any ambiguity in this Award Certificate, any term that is not defined in this Award Certificate, or any matters as to which this Award Certificate is silent, the Plan shall govern, including, without limitation, the provisions of the Plan addressing construction, governing law, and the powers of the Committee, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan, (c) make appropriate adjustments to the Option to reflect non-United States laws or customs or in the event of a corporate transaction, and (d) make all other determinations necessary or advisable for the administration of the Plan.

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